                                                                   Exhibit 10.12

                            KSO CASH RIGHT AGREEMENT

     This agreement (the "AGREEMENT") is entered into by and among WiderThan Co., Ltd. ("WT"), in its capacity as the issuer of the KSOs (as defined below), Melody Share Corporation, a Cayman Islands company ("CAYCO") and _____________ (the "KSO HOLDER") and is effective as of August 10, 2005 (the "EFFECTIVE DATE").


                                    PREAMBLE

     WHEREAS the records of WT indicate that the KSO Holder is the holder of Korean Stock Options, as identified on Exhibit A attached hereto (the "KSOS");

     WHEREAS, Cayco is the holder of certain shares of Series C Convertible, Redeemable Preferred Shares of (the "SERIES C PREFERRED SHARES"), which shares are convertible into common shares of WT ("COMMON SHARES") immediately prior to an IPO (as defined below);

     WHEREAS, the parties hereto understand that WT intends to undertake an underwritten initial public offering of its Common Shares pursuant to the effective registration statement filed with the U.S. Securities Exchange Commission under the U.S. Securities Act of 1933, as amended (an "IPO");

     WHEREAS, in connection with the IPO, WT and the KSO Holder desire that the KSO Holder's outstanding KSOs listed on Exhibit A hereto be canceled in exchange for the cash payments described below, which cash payments will, subject to the provisions set forth below, arise from the sale of the number of American Depository Shares that correspond with the number of Common Shares into which the number of Series C Preferred Shares set forth on Exhibit B attached hereto (and held by Cayco for the benefit of the KSO Holder) convert (the "ADSS").

     Pursuant to this Agreement, each party hereto agrees to the following:

     1. Cancellation of KSOs. Effective as of the Effective Date, all of the KSO Holder's outstanding KSOs listed on Exhibit A hereto, whether vested or unvested, shall automatically be canceled and any and all rights the KSO Holder may have had thereunder shall terminate.

     2.   Consideration for Cancellation of KSOs.

          (a) Amount of Cash Payment. In consideration for the KSO Holder's agreement to the cancellation of the outstanding KSOs listed on Exhibit A hereto (whether vested or unvested) held by the KSO Holder immediately prior to the date of this Agreement, the KSO Holder will be entitled to receive from Cayco two lump sum cash payments (the "INSTALLMENT PAYMENTS", as such term is defined in Section 2(b) below) in the manner set forth on Exhibit C attached hereto and payable in accordance with the provisions of Section 2(c) below, subject to the sale by Cayco of the ADSs as described above.

          (b) Interest. Within ten (10) business days following the IPO Closing Date (as such term is defined in Section 3(a) below), Cayco shall deposit an amount equal to the First Installment and Second Installment (as such terms are defined in Exhibit C hereto) (each, an "INSTALLMENT PAYMENT") and the IPO Price Protection Shares Cash Payment (as such term is defined in Exhibit C hereto), if applicable, in a standard interest-bearing U.S. money market account on behalf of the KSO Holder. Each Installment Payment and IPO Price Protection Shares Cash Payment, if applicable, shall then accrue interest, at such rate and at such time(s) as the terms of such money market account shall provide, from
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the date on which the amount of the Installment Payments and IPO Price
Protection Shares Cash Payments, if applicable, was deposited in such account through the applicable Payment Date (the total amount of all such interest earned on each Installment Payment and IPO Price Protection Shares Cash Payment, if applicable, through the applicable Payment Date provided in Section 2(c) below, the "INTEREST PAYMENT").

          (c) Payment and Payment Dates. Subject to Section 2(a) and Section 3 of this Agreement, Cayco shall pay the KSO Holder: (i) the sum of (x) the amount of the First Installment, (y) one-half of the IPO Price Protection Shares Cash Payment, and (z) the applicable Interest Payment, on December 21, 2006 or earlier, if so instructed by both WT Investor Corp., a Delaware corporation ("WTIC") and WT (the "FIRST PAYMENT DATE"); and (ii) the sum of (x) the amount of the Second Installment, (y) one-half of the IPO Price Protection Shares Cash Payment, and (z) the applicable Interest Payment, on July 15, 2007 or earlier, if so instructed by both WTIC and WT (the "SECOND PAYMENT DATE", together with the First Payment Date, the "PAYMENT DATES").

     3. Expiration of KSOs. Notwithstanding anything set forth in this Agreement to the contrary, in the event that (i) the consummation of an IPO (the "IPO CLOSING DATE") does not occur on or prior to December 15, 2005, (ii) the Administrator (as such term is defined in the Administration Agreement (as hereinafter defined)) requests that WT redeem all of the Series C Preferred Shares held by Cayco for the benefit of all KSO Holders pursuant to the Administration Agreement (the "Redemption"), (iii) all of the Series C Preferred Shares are put by by Silicon Valley Bank to any of WTIC, Nokia Venture Partners II, L.P., i-Hatch WTC Holdings, L.L.C., WTC Investment LLC and/or SAIF Capital Limited (any of the foregoing, an "INVESTOR"), pursuant to the applicable agreements governing such put right, or (iv) upon the passing of a special resolution prior to an IPO by the members of Cayco for the winding up of the Company (or the actual winding up of Cayco), then, as of the earlier of such dates (the date of the first to occur of any of the foregoing, the "EXPIRATION DATE"), Section 2 of this Agreement shall terminate on the Expiration Date without, subject to Section 3(b), further obligation or liability of Cayco, WT to the KSO Holder with respect to the matters referenced therein; provided, however, that if the Expiration Date is expected to occur solely by reason of clause (i) above, and Cayco is instructed under the Administration Agreement to extend the effectiveness of this Agreement beyond December 15, 2005, then the effectiveness of this Agreement shall be extended through the earlier to occur of (x) the date to which Cayco is instructed under the Administration Agreement to extend the effectiveness of this Agreement and (y) the effective date of a Redemption, in which case all references to "Expiration Date" contained in this Agreement shall be deemed to refer to such later date. For purposes of this Agreement, the term "Administration Agreement" shall mean that certain Administration Agreement between Cayco and Maples Finance Jersey Limited dated as of the same date hereof.

     4.   Sale Transaction.

          (a) Sale Transaction Consideration. In the event that at any time prior to the IPO there occurs a Sale Transaction, Section 2(a) and (b) and
Section 3 of this Agreement shall terminate on such date, and instead the KSO Holder shall become entitled to receive such consideration (in cash, in kind or a combination thereof) in respect of the number of Series C Preferred Shares that the KSO Holder would have been entitled to have received if the KSO Holder were holding, immediately prior to the time of the Sale Transaction, an option to purchase the number of "REGULAR CAYCO SHORTS" as identified on Exhibit B (and, if applicable, the "IPO PRICE PROTECTION SERIES C PREFERRED SHARES " as identified on Exhibit B), that had a per share exercise price equal to the US dollar equivalent of Korean Won 9,520 on the date of the Purchase Date, which option was exercised immediately prior to the Sale Transaction using a "cashless exercise" or "net exercise" mechanic (the "SALE TRANSACTION CONSIDERATION"). For purposes of this Agreement, "Sale Transaction" shall have the same meaning as such term is set forth in the KSO. For the avoidance of doubt, upon the occurrence of any IPO prior to the occurrence of any Sale Transaction, this Section 4 shall cease to be of any further force and effect.

          (b) Payment of Sale Transaction Consideration. The Sale Transaction Consideration shall accrue interest in the same manner as the Installment Payments would have accrued interest under Section 2(b) above, and shall be paid (with such accrued interest) in two equal installments on each of the relevant Payment Dates, to the extent the KSO Holder remains employed with WT through the relevant Payment Dates or, if WT terminates the KSO Holder's employment other than for cause prior to such relevant Payment Dates, in the same manner as the Installment Payments would have been paid in accordance with the payment procedure set forth in Section 2(c) above.

     5. No Right to Continued Employment. Neither this Agreement nor the KSO Holder's entitlement to any Installment Payment, Interest Payment or IPO Price Protection Shares Cash Payment, if applicable, set forth herein constitutes an employment contract between any of, WT, any of its affiliates, Cayco and the KSO Holder. At no time shall the KSO Holder be considered, or otherwise become, an employee of Cayco by virtue of the execution by Cayco of this Agreement.

     6. Governing Law. This Agreement shall be governed by the laws of the State of New York (and, to the extent applicable, U.S. Federal law), without regard to the conflict of laws provisions thereof (other than as to matters of U.S. Federal law). In the event of any dispute involving the matters addressed in this Agreement, each party hereto waives any right it may otherwise have to a jury trial.

     7. Other Benefits. None of the Installment Payments, Interest Payments, IPO Price Protection Cash Payments (if applicable), nor any payments referenced in Section 3(c) or Section 4 above, shall be taken into account in computing the KSO Holder's salary or compensation for the purposes of determining any benefits or compensation under (a) any pension, retirement, life insurance or other benefit plan of WT or its affiliates or (b) any agreement between WT or its affiliates and the KSO Holder.

     8. Taxes. The KSO Holder shall make all arrangements as may be necessary to pay to WT all amounts necessary, if any, for the purpose of satisfying any liability for any national or local income or other taxes required by law to be withheld with respect to any payments made to the KSO Holder hereunder.

     9.   Limited Recourse and Non-Petition to Cayco; Recourse to WT

          (a) The obligations of Cayco to the KSO Holder shall be limited to the lesser of (i) the nominal amount of the claim of the KSO Holder determined in accordance with the terms of this Agreement (other than this clause) (the "CLAIM"); and (ii) the product of (x) the Net Proceeds divided by the aggregate gross amount of all limited recourse obligations of Cayco ranking pari passu with and including the Claim and (y) the nominal amount of the Claim, except in the case of fraud, willful default and/or gross negligence on the part of Cayco, in which case the KSO Holder shall have full rights to claim for any damages (including attorneys' fees and expenses) incurred under this Agreement. In this clause, "NET PROCEEDS" means the net proceeds of realisation of all the assets of Cayco other than the ordinary share capital and the transaction fee charged by Cayco after payment of, or provision for, all debts, costs, expenses and other obligations of Cayco as determined by the directors of Cayco in their absolute discretion, other than any limited recourse obligations ranking below or pari passu with and including the Claim. If there are no Net Proceeds, no debt shall be owed to the KSO Holder by Cayco and once the amount owed by Cayco calculated in accordance with this clause has been paid, Cayco shall have no further obligation in respect of the Claim, except in the case of fraud, willful default and/or gross
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negligence on the part of Cayco, in which case the KSO Holder shall have full rights to claim for any damages (including attorneys' fees and expenses) incurred under this Agreement.

          (b) Except as expressly otherwise provided for in Section 10(a) above and 10(d) below, the KSO Holder and Cayco each hereby acknowledges and agrees that Cayco's obligations under this Agreement are solely the corporate obligations of Cayco, and that the KSO Holder shall not have any recourse against any of the directors, officers or employees of Cayco for any claims, losses, damages, liabilities, indemnities or other obligations whatsoever in connection with any transactions contemplated by this Agreement. Cayco also hereby acknowledges and agrees that it shall have no recourse against WT, its affiliates, or any of their respective directors, officers or employees for any claims, losses, damages, liabilities, indemnities or other obligations under this Agreement for any amounts payable to the KSO Holder hereunder.

          (c) The KSO Holder shall not take any action or commence any proceedings against Cayco to recover any amounts due and payable by Cayco under this Agreement except as expressly permitted by the provisions of this Agreement or in the case of fraud, willful default and/or gross negligence on the part of Cayco, in which case the KSO Holder shall have full rights to claim for any damages (including attorneys' fees and expenses) incurred under this Agreement. The KSO Holder shall not take any action or commence any proceedings or petition a court for the liquidation of Cayco, nor enter into any arrangement, reorganization or insolvency proceedings in relation to Cayco whether under the laws of the Cayman Islands or other applicable bankruptcy laws until after the later to occur of the payment in respect of the Claim or the extinction of Cayco's rights in respect of the Claim, except in the case of fraud, willful default and/or gross negligence on the part of Cayco, in which case the KSO Holder shall have full rights to claim for any damages (including attorneys' fees and expenses) incurred under this Agreement.

          (d) The KSO Holder hereby acknowledges and agrees that it shall have no recourse against WT, its affiliates, or any of their respective directors, officers or employees for any claims, losses, damages, liabilities, indemnities or other obligations whatsoever in connection with any obligations of Cayco under this Agreement. The KSO Holder further agrees he/she shall not take any action or commence any proceedings against WT or any of its affiliates to recover any amounts due and payable by Cayco under this Agreement, nor take any action or commence any proceedings against WT or any of its affiliates in connection with any action taken, or any failure to take any action, by any of the Investors, WT or any of its affiliates in connection with any of the subject matter identified herein; provided, however, in all events the KSO Holder shall be entitled to take action or commence a proceeding against: WT in respect of any failure by WT to issue Common Shares to Cayco when obligated to do so under the terms of the Series C Preferred if and only if, in any such case, such obligations arise by operation of the terms of this Agreement.

          (e) WTA will reimburse Cayco for any employment taxes and withholding taxes (and any penalties, interest or other expenses with respect thereto) that Cayco pays by reason of the payment of any Installment Payment, Interest Payment, IPO Price Protection Shares Cash Payment, if applicable, or Sale Transaction Consideration.

     10. Notices. Any notices which may be required or may be given under this Agreement shall be in writing and shall be sufficiently delivered if provided in writing, delivered personally, by certified or registered mail, return receipt requested, by a nationally recognized international courier or via facsimile confirmed in writing to the recipient, as follows:

     If to Cayco:           P.O. Box 309GT, Queensgate House,
                            South Church Street, George Town, Grand Cayman,
                            Cayman Islands, Attention:

     If to WT:              17F, K1 REIT Building, 463 3-ga, Chungjeong-ro,
                            Seodaemun-gu, Seoul 120-709, Korea,
                            Attention: Don Rim

     If to WTA:             11 West 42nd Street, 11th Floor, New York, New York,
                            10036, U.S.A., Attention: Dan Nemo

     If to the KSO Holder:  At the address set forth on the signature page hereto.

     11. Amendment and Modification; Counterparts. This Agreement may only be amended by the mutual written agreement of all three parties hereto. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

                           [Signatures on next page.]

     IN WITNESS WHEREOF, this Agreement is entered into as of the date first above written.




                                                     Melody Share Corporation

                                                     Name:  ____________________
                                                     Title: ____________________



                                                     WiderThan Co., Ltd.

                                                     Name:  ____________________
                                                     Title: ____________________


                                                     KSO HOLDER


                                                     ___________________________

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                                    EXHIBIT A
                                    ---------


Date of Grant                   Number of KSOs                    Exercise Price
-------------                   --------------                    --------------

                                    EXHIBIT B
                                    ---------

                    CALCULATIONS OF SERIES C PREFERRED SHARES
                    -----------------------------------------

(1) The amount of Series C Preferred Shares attributable to the KSO Holder in respect of fifty percent (50%) of such holder's KSOs to be cancelled (the "YEAR 1 KSO SHARES") is equal to _____________.

(2) The amount of Series C Preferred Shares attributable to the KSO Holder in respect of the remaining fifty percent (50%) of such holder's KSOs to be cancelled (the "YEAR 2 KSO SHARES") is equal to ________________.

For purposes of this Agreement, the term "Regular Cayco Shorts" shall refer to the sum of the number of Year 1 KSO Shares and the number of Year 2 KSO Shares.

The number of Series C Preferred Shares attributable to the IPO price protection mechanism referred to in Exhibit C (the "IPO PRICE PROTECTION SERIES C PREFERRED SHARES") shall be ___________.

                                    EXHIBIT C
                                    ---------

                          CALCULATION OF CASH PAYMENTS
                          ----------------------------

(1) The amount payable in respect of Year 1 KSO Shares to be cancelled (the "FIRST INSTALLMENT") is equal to the result of the product of (a) and (b), where:

     (a) equals the excess of (x) the amount of proceeds per Series C Preferred Share received by Cayco upon its sale of the Series C Preferred Shares (less the per Series C Preferred Share allocation of underwriter fees payable and discounts taken in respect of the Series C Preferred Shares), over (y) the equivalent amount of US Dollars equal to Korean Won of 9,520 on the Purchase Date;

     (b) equals the total number of Year 1 KSO Shares.

(2) The amount payable in respect of Year 2 KSO Shares to be cancelled (the "SECOND INSTALLMENT") is equal to the result of the product of (a) and (b), where:

     (a) equals the excess of (x) the amount of proceeds per Series C Preferred Share received by Cayco upon its sale of the Series C Preferred Shares (less the per Series C Preferred Share allocation of underwriter fees payable and discounts taken in respect of the Series C Preferred Shares), over (y) the equivalent amount of US Dollars equal to Korean Won of 9,520 on the Purchase Date;

     (b) equals the total number of Year 2 KSO Shares.

(3) In the event that the price per share in the IPO is less than US$17.00, then an amount shall be payable in respect of the IPO Price Protection Series C Preferred Shares (the "IPO PRICE PROTECTION SHARES CASH PAYMENT"), which amount shall equal the product of (a) and (b), where:

     (a) equals the excess of (x) the amount of proceeds per Series C Preferred Share received by Cayco upon its sale of the Series C Preferred Shares (less the per Series C Preferred Share allocation of underwriter fees payable and discounts taken in respect of the Series C Preferred Shares), over (y) the equivalent amount of US Dollars equal to Korean Won of 9,520 on the Purchase Date; and

     (b) equals the total number of IPO Price Protection Series C Preferred Shares.

     For the avoidance of doubt, in the event that the price per share in the IPO is equal to or greater than US$17.00, then no IPO Price Protection Shares Cash Payment shall be payable.